CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”) is entered into as of March 29, 2019 (the “Effective Date”) between Cinedigm Entertainment Corp. (the “Company”) and William Sondheim (“Consultant” or “Sondheim”) (each herein referred to individually as a “Party,” or collectively as the “Parties”). In consideration of the mutual promises contained herein, the Parties agree as follows:
1.Services and Compensation
Consultant shall perform the services described in Exhibit A (the “Services”) for the Company, and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.
2.    Term and Consulting Fee.
A.    Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until six (6) months from the Effective date. Notwithstanding the foregoing, the Company may terminate this Agreement at any time and without prior notice for “Cause.” For purposes of this Agreement, “Cause” is defined to mean (i) Consultant’s willful refusal to perform the Services or (ii) Consultant’s material breach of any material provision of this Agreement. Notwithstanding the foregoing sentence, the Company may not terminate this Agreement for “Cause” unless the Company first provides Consultant with a reasonably detailed written notice of the basis for such termination and 14 days after the notice to cure the relevant failure or breach. The foregoing notice to cure provision shall not prevent the Company from immediately seeking equitable relief to enjoin a breach regarding intellectual property, confidential information or noninterference.
B.    Consulting Fee. For all services rendered by Consultant under this Agreement, the Company will pay Consultant a consulting fee of $36,413.56 per month, payable on or about the last day of the months in which such services are rendered (the “Consulting Fee”), or the pro rata portion of any monthly installment of the Consulting Fee in which Consultant renders services for less than the full month. The Consulting Fee will be reported as income to Consultant on an IRS Form 1099. Consultant understands and agrees that tax liability may arise in connection with the Consulting Fee and that Consultant is responsible for the payment of such taxes, if any; and Consultant further agrees to indemnify and hold harmless the Company from any and all liabilities arising from Consultant’s nonpayment of tax obligations arising from the Consulting Fee.
3.    Independent Contractor.
A.    Independent Contractor Status. Consultant and any subcontractors shall perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income, and the obligation and responsibility to comply with all federal, state and local laws for taxes, state compensation and disability insurance requirements and any other payments or withholding that may be required to any subcontractors or other service providers. The Company and Consultant agree that Consultant and any subcontractors will receive no Company-sponsored benefits from the Company where such as, paid vacation, sick leave, medical insurance or 401(k) participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
B.    Exclusivity. Notwithstanding the provisions of Section 3.A above, Consultant agrees to render services of the kind rendered to the Company under this Agreement only to the Company during the Term, and to no other person or entity during the Term; provided, however, that Consultant may at his sole option render such services to other persons or entities; and further provided that, if Consultant elects to render such services to other persons or entities, he will be be entitled under Section 2.B of this Agreement to one-half (1/2) of the Consulting Fee in any month during which he renders such other services. Notwithstanding the foregoing, upon execution of this Agreement Sondheim shall not be subject to any restrictive covenants, including noncompetition provisions, that might otherwise be contained in any other agreement between Consultant and the Company.
4.    Indemnification. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent, reckless or willfully wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, which results in bodily injury or damage to tangible property (ii) a determination by a court or agency that the Consultant’s assistants, employees, contractors or agents, is not an independent contractor, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement. Prior to seeking indemnification, the Company shall promptly notify Consultant in writing of any circumstance that could potentially result in Consultant’s obligation to indemnify the Company. Upon receipt of such notice, Consultant may take control of the defense and/or investigation of such circumstance and may employ counsel of Consultant’s choice to handle and defend the same. The Company agrees that its failure to provide such prompt notice shall result in material prejudice to the Company.
5.    Consultant’s Limitation of Liability. Notwithstanding Consultant’s obligations under paragraph 4 (Indemnification), in no event will Consultant and/or Sondheim be liable to the Company or to any third party for any loss of use, revenue or profit or for any consequential, incidental, indirect, exemplary, special or punitive damages whether arising out of breach of contract, tort or otherwise, regardless of whether such damage was foreseeable and whether or not Consultant and/or Sondheim has been advised of the possibility of such damages. In no event shall Consultant’s and/or Sondheim’s liability exceed the amounts paid by Company to Consultant and/or Sondheim under this agreement for the Services, deliverables or Invention giving rise to such liability.
6.    Confidentiality
A.    Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Confidential Information shall also include information the Company has received and in the future will receive from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.
B.    Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law; provided, however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Without the Company’s prior written approval, Consultant shall not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company. Consultant agrees that Consultant’s obligations under this Section 6.B shall continue after the termination of this Agreement.
C.    Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.    Confidential Information and Non-Disclosure Agreement. Consultant understands and agrees that, notwithstanding any other provision of this Agreement, this Agreement will not become effective unless and until Consultant agrees to and executes the Confidential Information and Non-Disclosure Agreement in the form annexed to this Agreement as Exhibit B.
7.    Ownership
A.    Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of Consultant’s performance of the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
B.    Pre-Existing Materials. Subject to the provisions of Section 7.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, work of authorship or other proprietary information owned by any third party into any Invention without Company’s prior written permission including without limitation any free software or open source software.
C.    Moral Rights. Any assignment to the Company of Inventions includes or waives all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”), including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.    Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 7.D shall continue after the termination of this Agreement. Consultant agrees that, if the Company is unable for any reason, to secure Consultant’s signature with respect to any Inventions, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
8.    Conflicting Obligations and Legal Compliance
A.    No Contractual Obstacles. Consultant will have no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
B.    Compliance by Non-Parties. Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to comply with terms of this Agreement and any nondisclosure agreement entered into with the Company. Consultant’s violation of this Article 8 will be considered a material breach.
C.    Compliance with Applicable Laws. Consultant represents and warrants that it shall comply with any and all applicable laws and regulations of the jurisdiction in which it is performing services and of the United States, including without limitation any applicable anti-bribery and anti-corruption laws, and shall comply with the Company’s policies concerning the ethical conduct of its business, and shall hold Company harmless from any failure by Consultant or any person or entity acting under Consultant’s supervision or control. For purposes of this Agreement, anti-bribery and anti-corruption laws include, without limitation, (i) the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended; and (ii) the anti-bribery related provisions in the criminal and anti-competition laws and any other jurisdiction in which Services are provided.
9.    Return of Company Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, any records maintained and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control. The Company will permit Sondheim to continue to use throughout the term of this Agreement any computer and/or laptop previously provided to Sondheim by the Company. Upon termination of this Agreement, Sondheim shall be permitted to retain such computer and/or laptop, subject to the Company’s right to delete all files and information pertaining to the Company; provided, however, that Sondheim will comply immediately with all reasonable instructions of the Company to effectuate its right to delete all files and information pertaining to the Company from such computer and/or laptop.
10.    Nonsolicitation. To the fullest extent permitted under applicable law, during the Term or any extension thereof (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit customers or clients of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Section 10 shall affect Consultant’s continuing obligations under this Agreement during and after the Restricted Period.
11.    Limitation of Liability. In no event shall Company be liable to Consultant or to any other party for any indirect, incidental, special or consequential damages, or damages for lost profits or loss of business, however caused and under any theory of liability, whether based in contract, tort (including negligence) or other theory of liability, regardless of whether company was advised of the possibility of such damages and notwithstanding the failure of essential purpose of any limited remedy. In no event shall Company’s liability arising out of or in connection with this Agreement exceed the amounts paid by Company to Consultant under this agreement for the Services, deliverables or Invention giving rise to such liability.
12.    Arbitration and Equitable Relief. In consideration of Consultant’s consulting relationship with Company, its promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), whether brought on an individual, group, or class basis, arising out of, relating to, or resulting from Consultant’s consulting relationship with the company or the termination of Consultant’s consulting relationship with the Company, including any breach of this agreement, shall be subject to binding arbitration under the arbitration rules set forth in the Code of Civil Procedure (the “Act”) and pursuant to New York law. The Federal Arbitration Act shall continue to apply with full force and effect notwithstanding the application of procedural rules set forth in the Act. Disputes which Consultant agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under local, state, or federal law. Consultant agrees that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”). Consultant also agrees that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. Consultant agrees that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. To the extent that the JAMS rules conflict with New York law, New York law shall take precedence. Consultant further agrees that any arbitration under this agreement shall be conducted in New York, New York. Except as provided by the Act and this Agreement, arbitration shall be the sole, exclusive, and final remedy for any dispute between Consultant and the Company. The Parties agree that any Party may also petition the court for injunctive relief where either Party alleges or claims a violation of any agreement regarding intellectual property, confidential information or noninterference. In the event either Party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.
13.    Miscellaneous
A.    Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
B.    Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.
C.    Limited Assignment Permitted. Notwithstanding any provisions hereof to the contrary, Consultant shall have the right to assign all of his rights and obligations under this Agreement to a limited liability company or corporation, of which he is the sole member, shareholder or owner. Such assignment shall be exercisable in a written Notice of Assignment in substantially the form attached hereto as Exhibit C, which by reference is made a part hereof. Upon receipt of such Notice of Assignment, the Company shall thereafter treat the Consultant’s assignee as the Consultant hereunder. Notwithstanding the foregoing, the assignment of this Agreement pursuant to this paragraph shall not affect the obligations of Sondheim to adhere to sections 7, 8, 9 and 10 of the Agreement, and shall not otherwise function as a novation in Sondheim’s favor.
D.    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to Sondheim’s prior and separation of employment with the Company, and the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, including the Employment Agreement dated as of December 4, 2014. Sondheim represents and warrants that he is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.    Modification and Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.    Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 13G. If to the Company, to the address above, and if to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.    Voluntary Nature of Agreement. Consultant acknowledges and agrees that he is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that he has carefully read this agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this agreement and fully understand it, including that Consultant is waiving his right to a jury trial. Finally, Consultant agrees that he has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.
CONSULTANT        CINEDIGM ENTERTAINMENT CORP.
By:    /s/ William S. Sondheim        By: /s/ Gary S. Loffredo
Name: William S. Sondheim        Name: Gary S. Loffredo
Title: President        Title:COO/General Counsel
Address for Notice:

EXHIBIT A
SERVICES AND COMPENSATION
1.Contact. Consultant’s principal Company contact is:
Name: Chris McGurk
Title: CEO
Email: cmcgurk@cinedigm.com
2.    Services. The Services will include, but will not be limited to, the following:
Provide analysis of options to streamline the content and entertainment and to outsource certain functions and processes of the content and entertainment business of the Company. Coordinate business relations with partners in China, the government of China, investors in China and other companies in China. Source, analyze and advise on film co productions. Provide advice on business relations with Universal and coordinate discussions with Universal. Other services as requested by Company’s CEO.
3.    Compensation.
A.    The Company will pay Consultant in accordance with Section 2 of the foregoing Agreement.
B.    Reimbursement of Expenses. The Company will reimburse Consultant, in accordance with Company policy. The Company shall reimburse the Consultant for reasonable travel and other out-of-pocket expenses incurred by the Consultant in the performance of the Services, provided that the Consultant shall have submitted to the Company written expense statements and other supporting documentation in a form that is reasonably satisfactory to the Company. Such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Consultant shall submit electronic expense report with monthly invoice via email to Gary Loffredo, Esq., Chief Operating Officer, President Digital Cinema & General Counsel (gloffredo@cinedigm.com), with a copy to Mark Torres, Vice President, Human Resources (mtorres@cinedigm.com), within three (3) days after the end of each month. The Company shall provide the Consultant a direct deposit check for all undisputed amounts due under this Section within thirty (30) days after receiving each monthly expense report.

[Signature page follows]

This Exhibit A is accepted and agreed upon as of March 29, 2019.
CONSULTANT        CINEDIGM ENTERTAINMENT CORP.
By:    /s/ William S. Sondheim        By:
Name: William S. Sondheim        Name:
Title: President        Title:

EXHIBIT B

CONFIDENTIAL INFORMATION AND NON-DISCLOSURE AGREEMENT

                This Confidential Information and Non-Disclosure Agreement is entered into between William Sondheim (“Recipient”) and Cinedigm Entertainment Corp. (the “Company”) as of March 29, 2019 (the “Effective Date”), to protect the confidentiality of certain confidential information of the Company to be disclosed under this Agreement solely for use in evaluating or pursuing an advisory relationship between the parties to grow the Company’s team and business.

WHEREAS, in the course of discussions with Recipient, the Company will make available to Recipient oral and written information relating to the Company’s intellectual property, know-how, analysis and related activities (“Confidential Information”), solely for Recipient’s review for the purpose of the evaluation and discussion to which this Agreement relates; and

WHEREAS, the Company wishes to protect the Confidential Information against disclosure to third parties.

NOW, THEREFORE, the parties agree as follows:

1.The parties each agree that all Confidential Information is and shall remain the sole property of the Company.

2.The Recipient agrees to hold in confidence and trust and to maintain as confidential all Confidential Information at all times. The Recipient shall not disclose any Confidential Information to any third person without the prior written consent of the Company.  The Recipient further agrees not to make any use of the Confidential Information whatsoever except to evaluate or pursue advisory relationship with the Company.

3.Upon termination or expiration of the Agreement, or upon written request of the Company, the Recipient shall immediately return to the Company or destroy all documents, notes and other tangible materials representing the Confidential Information and all copies thereof.  The Recipient shall certify in writing any such destruction of Confidential Information.

4.This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the information disclosed hereunder.  No waiver or modification of the Agreement shall be binding upon either party unless made in writing and signed by a duly authorized representative of such party.  In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.The Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA without reference to conflict of laws principles.

6.This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Confidential Information and Non-Disclosure Agreement to be executed as of the Effective Date.

RECIPIENT        CINEDIGM ENTERTAINMENT CORP.
By:    /s/ William S. Sondheim        By:
Name: William S. Sondheim        Name:
Title: President        Title:

EXHIBIT C
NOTICE OF ASSIGNMENT

[DATE]
[NAME AND ADDRESS]

Re:	Notice of Assignment of Consultant Agreement between Cinedigm Entertainment Corp. and William Sondheim
Dear [NAME]:
I write to notify you that an assignment was made [on/ effective as of] [DATE] by me to [ENTITY NAME] of the Consultant Agreement between Cinedigm Entertainment Corp. (the Company”) and myself, dated as of [DATE] ("Agreement"). I am the sole [shareholder/owner/member] of the [ENTITY NAME]. As of the assignment's effective date, [ENTITY NAME] has assumed all of my rights and obligations under the Agreement. However, in accordance with Section 13C. of the Agreement, I acknowledge that I will remain obligated to adhere to sections 7, 8, 9 and 10 of the Agreement.
[ASSIGNEE] is a State of Connecticut [ENTITY TYPE], with offices located at [ADDRESS]. Its registered agent is at [ADDRESS]. All notices required under Section 13G. of the Agreement should be sent to:
[NAME OF INDIVIDUAL OR TITLE]
[ADDRESS]
[PHONE NUMBER AND FAX NUMBER (IF REQUIRED IN THE NOTICE PROVISION)]
In the future, you should deal with [ASSIGNEE] about all matters relating to the Agreement. All payments, questions, and correspondence relating to the Agreement should be sent to [ASSIGNEE] at [the address set out in the paragraph above, marked for the attention of William Sondheim. The Agreement will continue on its existing terms in all other respects.

Very truly yours,
By:_/s/ William S. Sondheim______________ William Sondheim [TITLE:]